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                                                                    EXHIBIT 99.2

                                OFFER TO EXCHANGE
                       9.875% EXCHANGE CAPITAL SECURITIES
                           FOR ANY AND ALL OUTSTANDING
                            9.875% CAPITAL SECURITIES
                                       OF
                              BFOH CAPITAL TRUST I

To Our Clients:

We are enclosing herewith a Prospectus, dated _________, 2000 of BFOH Capital Trust I, a trust created under the laws of Delaware (the "Trust"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Trust to exchange its 9.875% Capital Securities, Series B (the "Exchange Capital Securities"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like Liquidation Amount of its issued and outstanding 9.875% Capital Securities, Series A (the "Original Capital Securities"), upon the terms and subject to the conditions set forth in the Exchange Offer.

Please note that the Offer will expire at 5:00 p.m., New York City time, on _________,2000, unless extended.

The Offer is not conditioned upon any minimum number of Original Capital Securities being tendered.

We are the holder of record and/or participant in the book-entry transfer facility of Original Capital Securities held by us for your account. A tender of such Original Capital Securities can be made only by us as the record holder and/or participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Capital Securities held by us for your account.

We request instructions as to whether you wish to tender any or all of the Original Capital Securities held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of Original Capital Securities will represent to the Trust that (i) the Exchange Capital Securities acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Capital Securities, whether or not such person is such holder, (ii) neither the holder of the Original Capital Securities nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive Exchange Capital Securities for its own account in exchange for Original Capital Securities, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the Exchange Capital Securities and (iv) neither the holder nor any such other person is an "affiliate" of the Trust or BancFirst Ohio Corp. (the "Company") within the meaning of Rule 405 under the Securities Act of 1933, as amended. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Capital Securities for its own account in exchange for Original Capital Securities, we will represent on behalf of such broker-dealer that the Original Capital Securities to be exchanged for the Exchange Capital Securities were acquired by it as a result of marketing-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Act in connection with any resale of such Exchange Capital Securities. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Act in connection with any resale of such Exchange Capital Securities, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Act.

                                                     Very truly yours,





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                     INSTRUCTION TO REGISTERED HOLDER AND/OR
                   BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF
                              BFOH CAPITAL TRUST I


                            9.875% CAPITAL SECURITIES

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the Prospectus dated ___________, 2000 (the "Prospectus") of BFOH Capital Trust I, a trust created under the laws of Delaware (the "Trust"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Trust's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Capital Securities held by you for the account of the undersigned.

The aggregate Liquidation Amount of the Original Capital Securities held by you for the account of the undersigned is (fill in amount):

$__________________________ of the 9.875% Capital Securities.


With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[ ] To TENDER the following Original Capital Securities held by you for the account of the undersigned (insert Liquidation Amount of Original Capital Securities to be tendered, (if any):

$__________________________ of the 9.875% Capital Securities.


[ ] NOT to TENDER any Original Capital Securities held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Capital Securities held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Capital Securities acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Exchange Capital Securities for its own account in exchange for Original Capital Securities, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Exchange Capital Securities and (iv) neither the undersigned nor any such other person is an "affiliate" of the Trust or BancFirst Ohio Corp. within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Capital Securities for its own account in exchange for Original Capital Securities, it represents that such Original Capital Securities were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



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                                                     SIGN HERE


Name of beneficial owner(s):__________________________________________________

Signature(s):_________________________________________________________________

Name(s) (please print):_______________________________________________________

Address:______________________________________________________________________

Telephone Number:_____________________________________________________________

Taxpayer identification or Social Security Number:____________________________

Date:_________________________________________________________________________



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                                OFFER TO EXCHANGE
                       9.875% EXCHANGE CAPITAL SECURITIES
                           FOR ANY AND ALL OUTSTANDING
                            9.875% CAPITAL SECURITIES
                                       OF
                              BFOH CAPITAL TRUST I


To Registered Holders and Depository
   Trust Company Participants:

         We are enclosing herewith the material listed below relating to the offer by BancFirst Ohio Corp. (the "Company"), an Ohio corporation, and BFOH Capital Trust I (the "Trust"), a Delaware business trust to exchange 9.875% Capital Securities, Series B of the Trust (the "Exchange Capital Securities"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like liquidation amount of the issued and outstanding 9.875% Capital Securities, Series A of the Trust (the "Original Capital Securities") upon the terms and subject to the conditions set forth in the Company's Prospectus, dated ____________________________, 2000, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

         Enclosed herewith are copies of the following documents:

         1.       Prospectus dated                            , 2000;
                                   ---------------------------

         2.       Letter of Transmittal;

         3.       Notice of Guaranteed Delivery;

         4. Instruction to Registered Holder and/or Book-Entry Transfer participant from Owner; and

         5. Letter which may be sent to your clients for whose account you hold Original Capital Securities in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

         We urge you to contact your clients promptly. Please note that the
Offer will expire 5:00 p.m., New York City time, on           , 2000, unless
extended.

         The Offer is not conditioned upon any minimum number of Original Capital Securities being tendered.

         Pursuant to the Letter of Transmittal, each holder of Original Capital Securities will represent to the Company that (i) the Exchange Capital Securities acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange

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Capital Securities, whether or not such person is such holder, (ii) neither the holder of the Original Capital Securities nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive Exchange Capital Securities for its own account in exchange for Original Capital Securities, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the Exchange Capital Securities and (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended. If the tendering holder is a broker-dealer that will receive Exchange Capital Securities for its own account in exchange for Original Capital Securities, you will represent on behalf of such broker-dealer that the Original Capital Securities to be exchanged for the Exchange Capital Securities were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Act in connection with any resale of such Exchange Capital Securities. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Act in connection with any resale of such Exchange Capital Securities, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Act.

         The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Original Capital Securities for you to make the foregoing representations.

         The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Original Capital Securities pursuant to the Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Original Capital Securities to it, except as otherwise provided in Instruction ____ of the enclosed Letter of Transmittal.

         Additional copies of the enclosed material may be obtained from the undersigned.

                                    Very truly yours,

                                    WILMINGTON TRUST COMPANY



NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF BENTON OIL AND GAS COMPANY OR WILMINGTON TRUST COMPANY OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.